                                                               Exhibit (a)(1)(C)

                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                         SEQUOIA SOFTWARE CORPORATION
                                      at
                              $5.64 Net Per Share
                                      by
                         SOUNDGARDEN ACQUISITION CORP.
                         a wholly owned subsidiary of
                             CITRIX SYSTEMS, INC.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, ON WEDNESDAY, APRIL 25, 2001, UNLESS EXTENDED.

  This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, $0.001 par value per share (individually, a "Share" and, collectively, "Shares") of Sequoia Software Corporation, a Maryland corporation, are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the depositary for the Offer, HSBC Bank USA ("HSBC"), prior to Wednesday, April 25, 2001. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or United States mail, overnight mail or courier to HSBC. See Section 3 of the Offer to Purchase (as defined below).

                       The Depositary for the Offer is:

                                 HSBC BANK USA

        By Mail:             By Hand in New York:    By Hand/Overnight Courier:

      HSBC Bank USA              HSBC Bank USA               HSBC Bank USA
    Issuer Services            Issuer Services               Issuer Services
    One Hanson Place           One Hanson Place             One Hanson Place
      Lower Level                Lower Level                   Lower Level
   Brooklyn, NY 11243         Brooklyn, NY 11243           Brooklyn, NY 11243

                          By Facsimile Transmission:
                                (718) 488-4488

             To Confirm Receipt of Notice of Guaranteed Delivery:
                                (718) 488-4475

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission to a number other than as set forth above, will not constitute a valid delivery.
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  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to HSBC and must deliver (i) the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (ii) certificates for Shares or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) to HSBC within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

The undersigned hereby tenders to Soundgarden Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Citrix Systems, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 28, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with the Offer to Purchase and any amendments or supplements thereto collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.



 Number of Shares:                         Name(s) of Record Holder(s):

 _________________________________         -----------------------------------

                                           -----------------------------------
 Certificate Numbers (if Available):       -----------------------------------

                                                 (Please Type or Print)
 ---------------------------------
 ---------------------------------         -----------------------------------
 ---------------------------------         -----------------------------------

                                                         Address
 If Share(s) will be tendered by           -----------------------------------
 book-entry transfer:                                   Zip Code
                                           -----------------------------------
 Names of Tendering Institutions:              Area Code and Telephone No.
 ---------------------------------
 ---------------------------------         -----------------------------------
 ---------------------------------         -----------------------------------

                                           -----------------------------------
 Account No.: ____________________              Signature(s) of Holder(s)


 [_] The Depository Trust Company

 Transaction Code: _______________

 Date: ___________________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

 The undersigned, an Eligible Institution, hereby guarantees to deliver to HSBC the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in the case of a book-entry delivery of shares, and any other documents required by the Letter of Transmittal, all within three NASDAQ National Market trading days after the date hereof.


 ___________________________________      ___________________________________
 Name of Firm                             Title


 ___________________________________      ___________________________________
 Authorized Signature                     Address


 Name: _____________________________      ___________________________________
         Please Type or Print             Area Code and Telephone No.

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.